Exhibit 99.1

News Release

Commercial Metals Company Announces Early Participation Results and Early Settlement Date for Cash Tender Offer for Outstanding 2026 Senior Notes; Announces Closing of $300 Million Offering of 3.875% Senior Notes Due 2031

IRVING, Texas, February 2, 2021 /PRNewswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today the results of its pending cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 5.750% Senior Notes due 2026 (the “2026 Notes”) as of 5:00 p.m., New York City Time, on February 1, 2021 (the “Early Tender Time”), as well as the anticipated early settlement date for the Tender Offer of February 3, 2021 (the “Early Settlement Date”). CMC also announced today that is has completed its previously announced offering of $300.0 million aggregate principal amount of 3.875% Senior Notes due 2031 (“2031 Notes”) in an underwritten public offering under its effective shelf registration statement. CMC intends to use the net proceeds from the offering, together with cash on hand, to fund the Tender Offer.

All terms and conditions of the Tender Offer remain unchanged as set forth in the offer to purchase, dated January 19, 2021 (the “Offer to Purchase”). Based on information received from Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offer (“GBSC”), the following table sets forth the aggregate principal amount of 2026 Notes that were tendered and not validly withdrawn at or prior to the Early Tender Time, the aggregate principal amount of 2026 Notes expected to be accepted for purchase on the Early Settlement Date and the total consideration payable for such accepted 2026 Notes.

Title of Notes	CUSIP No.	Outstanding Principal Amount Prior to Tender Offer	Aggregate Principal Amount of 2026 Notes Tendered	Aggregate Principal Amount of 2026 Notes Expected to be Accepted for Purchase	Total Consideration(1)
5.750% Senior Notes due 2026	201723AN3	$350,000,000.00	$77,773,000.00	$77,773,000.00	$1,037.50

(1)

Per $1,000.00 principal amount of 2026 Notes accepted for purchase and includes the early participation payment of $30.00 per $1,000.00 principal amount of 2026 Notes that are accepted for purchase. Excludes accrued interest.

Following the acceptance and purchase of the 2026 Notes set forth in the table above on the Early Settlement Date, CMC will purchase any remaining 2026 Notes that have been validly tendered at or prior to the Expiration Time (as defined below) and accepted for purchase, promptly following the Expiration Time (the “Final Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Time. Any 2026 Notes that are not repurchased pursuant to the Tender Offer will be redeemed on February 19, 2021 as described below.

The Tender Offer is subject to the conditions described in the Offer to Purchase, including the condition that, on or prior to the Early Settlement Date, CMC has consummated a financing transaction on terms and conditions satisfactory in all respects to CMC in its sole discretion. As a result of the closing of the 2031 Notes offering on February 2, 2021, the financing condition has been satisfied.

The Tender Offer will expire at 12:00 midnight, New York City Time, at the end of the day on February 16, 2021, unless extended or earlier terminated by CMC (the “Expiration Time”). No tenders will be valid if submitted after the Expiration Time. The deadline for holders to validly withdraw tenders of 2026 Notes has passed. As a result, 2026 Notes that were already tendered at or prior to the Early Tender Time and any 2026 Notes subsequently tendered at or prior to the Expiration Time may no longer be withdrawn from the Tender Offer except in the limited circumstances where withdrawal rights are required by law.

Concurrently with the commencement of the Tender Offer, CMC issued a conditional notice of full redemption to holders of the 2026 Notes providing for the redemption of any and all 2026 Notes that remain outstanding after the completion of the Tender Offer. The condition to the notice of full redemption has been satisfied and the redemption will occur on February 19, 2021. The redemption price will be equal to 100.00% of the principal amount of the 2026 Notes redeemed plus a “make-whole” premium calculated as set forth in the 2026 Notes and the indenture governing the 2026 Notes, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date.

The Tender Offer is being made pursuant to the Offer to Purchase, which more fully sets forth the terms and conditions of the Tender Offer. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Requests for documents relating to the Tender Offer may be directed to Global Bondholder Services Corporation, the Depositary and Information Agent, at (866) 924-2200 (toll-free) or (212) 430-3774 (collect). Citigroup Global Markets Inc. is acting as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

None of CMC, its board of directors, its officers, the dealer manager, the depositary, the information agent or the trustee of the 2026 Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2026 Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their 2026 Notes and, if so, the principal amount of 2026 Notes to tender. The Tender Offer is made only by the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2026 Notes in the Tender Offer or an offer to sell or a solicitation of an offer to buy any security. The Tender Offer is not being made to holders of 2026 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release shall not constitute a notice of redemption under the indenture governing the 2026 Notes.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, related materials and services through a network of facilities that includes seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, two rerolling mills, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the U.S. and Poland.

Forward-Looking Statements

This news release contains “forward-looking statements” which involve risks and uncertainties with respect to CMC’s expectations concerning the offering of the notes and the tender offer for the 2026 Notes. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements.

Our forward-looking statements are based on management’s expectations and beliefs as of the time this news release is issued. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and in Part II, Item 1A, Risk Factors of our subsequent Quarterly Reports on Form 10-Q as well as the following: the satisfaction or waiver of closing conditions with respect to the tender offer for the 2026 Notes; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact from the distribution of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; potential limitations in our or our customers’ abilities to access credit and non-compliance by our customers with our contracts; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including the impact of the 2020 U.S. election on current trade regulations, such as Section 232 trade tariffs, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; civil unrest, protests and riots; new and clarifying guidance with regard to interpretation of certain provisions of the Tax Cuts and Jobs Act that could impact our assessment; and increased costs related to health care reform legislation.

SOURCE: Commercial Metals Company